Consent of Independent Registered Public Accounting Firm

     We have issued our report dated November 12, 2004 accompanying the financial statements of Insured Municipals Income Trust, 239th Insured Multi-Series as of September 30, 2004, and for the period then ended, contained in this Post-Effective Amendment No. 6 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                               Grant Thornton LLP


Chicago, Illinois
January 24, 2005